Joint Filer Information

Each of Morgan Stanley Capital Group Inc. ("MSCG") and Morgan Stanley & Co. Incorporated ("MSCI") has designated Morgan Stanley ("MS") as the "Designated Filer" for the purposes of the attached Form 3.

Issuer and Ticker Symbol: TransMontaigne Inc. (TMG)

Date of Event Requiring Statement: December 31, 2004



                           /s/ Robert G. Koppenol, authorized signatory for MS
                           -----------------------------------------------------
                           Name:  Robert G. Koppenol



                           /s/ Neal A. Shear, Chairman and President for MSCG
                           -----------------------------------------------------
                           Name:  Neal A. Shear



                           /s/ Robert G. Koppenol, authorized signatory for MSCI
                           -----------------------------------------------------
                           Name:  Robert G. Koppenol